Exhibit 10.1

Share Purchase Agreement

Between

the parties Listed in Schedule I of this agreement

Solowin holdings

and

ALLOYX LIMITED

share purchase agreement

TABLE OF CONTENTS

1.	INTERPRETATION	1

2.	SALE AND PURCHASE	5

3.	CONSIDERATION	5

4.	COMPLETION ARRANGEMENTS	6

5.	Seller Lock-Up obligation AND TAX INDEMNIFICATION AND TAX	7

6.	earn-out consideration	7

7.	WARRANTIES	10

8.	FURTHER ASSURANCES	10

9.	CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER	11

10.	COSTS	12

11.	MISCELLANEOUS	12

12.	CONFIDENTILAITY	13

13.	TERM AND TERMINATION	14

14.	NOTICES	15

15.	HEADINGS	15

16.	COUNTERPARTS	15

17.	GOVERNING LAW AND DISPUTE RESOLUTION	15

i

share purchase agreement

THIS AGREEMENT is dated 11 August 2025

BETWEEN:

(1)	The parties listed in Schedule I of this Agreement (the “Sellers” and each, a “Seller”);

(2)	SOLOWIN HOLDINGS, an exempted company incorporated under the laws of the Cayman Islands, whose registered office is at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman KY1-1111, Cayman Islands (the “Purchaser”); and

(3)	AlloyX Limited, an exempted company incorporated under the laws of the Cayman Islands, whose registered office is at Suite 102, Cannon Place, P.O. Box 712, North Sound Rd., George Town Grand Cayman, KY1-9006 Cayman Islands (the “Company”)

WHEREAS:

(A)	As at the date hereof, the Company has an authorised share capital of US$100,000 divided into 100,000,000 ordinary shares of US$0.001 each of which 62,500,000 have been issued and are fully paid (the “AlloyX Shares”);

(B)	The Sellers are the legal and beneficial owners of the AlloyX Shares with full right to sell the same free from all charges, liens, and encumbrances of any kind; and

(C)	The Sellers have agreed to sell to the Purchaser the AlloyX Shares and the Purchaser has agreed to purchase from the Sellers the AlloyX Shares on the terms hereinafter appearing.

IT IS HEREBY AGREED as follows:

1.	INTERPRETATION

1.1.	In this Agreement unless the context otherwise requires the following words and expressions shall have the following meanings:

“120-Day VWAP”	means the volume weighted average price per share of Class A Solowin Shares on The Nasdaq Stock Market for the one hundred and twenty (120) consecutive Trading Days immediately prior to the date of this Agreement, as reported by Bloomberg L.P.;

“Accounts Date”	means 31 March 2025;

“Accounts”	has the meaning given to it in Schedule VI;

share purchase agreement

“Achievement Date”	has the meaning given to it in Clause 6.2;

“Agreement”	means this share sale and purchase agreement and includes all schedules hereto;

“AlloyX Hong Kong”	means AlloyX (Hong Kong) Limited, a company incorporated under the laws of Hong Kong, whose registered office is at RM 1710-1714, 17/F, Jardine House, 1 Connaught Place, Central, Hong Kong;

“AlloyX Singapore”	means AlloyX Group PTE Ltd, a company incorporated under the laws of Singapore, whose registered office is at 2 Venture Drive, #14-02, Vision Exchange, Singapore 608526;

“AlloyX Shares”	has the meaning given to it in the recitals;

“Articles”	means the amended and restated memorandum and articles of association of the Company adopted on 8 July 2025 and in effect as at the date hereof;

“Bravo Valor”	means Bravo Valor Partners Ltd, a company incorporated under the laws of the State of Washington, the United States of America, whose registered office is at 800E Wishkah St # 1021, Aberdeen, WA, 98520-2915, Washington, the United States of America;

“Business Day”	means any day other than a Saturday, Sunday or public holiday in Hong Kong;

“Class A Solowin Shares”	means class A ordinary shares of US$0.0001 each of the Purchaser;

“Class B Solowin Shares”	means class B ordinary shares of US$0.0001 each of the Purchaser;

“Companies Act”	means the Companies Act (Revised) of the Cayman Islands;

“Company’s Accountants”	means WWC, P.C.

“Company Group”	has the meaning given to it in Clause 4.1;

“Company Warranties”	has the meaning given to it in Clause 7.4;

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“Completion”	means completion of the sale and purchase hereby agreed to be made;

“Completion Date”	means on or before 10 September 2025 or such other date as the Parties may agree;

“Consideration”	is as described in Clause 3;

“Designated Seller”	means the Seller listed in Schedule III of this Agreement;

“Disclosed”	means disclosed in the Disclosed Documents or disclosed elsewhere in this Agreement;

“Disclosed Documents”	means all information, correspondences, descriptions and documents made available, by any means or forms including written, oral, electronic or mechanical, by or on behalf of any Seller or the Company for inspection by or on behalf of the Purchaser (including Purchaser’s agents and advisors) in relation to the Seller(s), the Company or the Company’s businesses for the purposes of this Agreement and the transactions contemplated thereby;

“Dispute”	has the meaning given to it in Clause 17;

“Earn-Out Consideration”	has the meaning given to it in Clause 6.1;

“Earn-Out Period”	has the meaning given to it in Clause 6.1;

“Earn-Out Shares”	has the meaning given to it in Clause 6.3;

“Exchange Act”	has the meaning given to it in Schedule VII;

“Seller’s Disclosed Documents”	with respect to each Seller, means the certificate of incorporation, certificate of good standing or incumbency (if applicable), by-laws or other constitutional documents of such Seller, together with any other documents relating to such Seller that have been disclosed to the Purchaser upon the Purchaser’s request;

“First Valuation Threshold”	has the meaning given to it in Clause 6.1(A);

“HKIAC”	has the meaning given to it in Clause 17(A);

“HKIAC Rules”	has the meaning given to it in Clause 17(A);

“Hong Kong”	means the Hong Kong Special Administrative Region of the People’s Republic of China;

“Issuer Covered Person(s)”	has the meaning given to it in Schedule VII;

“Disqualification Event”	has the meaning given to it in Schedule VII;

“Master Venus”	means Master Venus Limited, a company incorporated under the laws of Samoa, whose registered office is at Vistra Corporate Services Centre, Ground Floor NPF Building, Beach Road, Apia, Samoa;

“Material Adverse Effect”	any event, change, circumstance, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the party, taken as a whole, or on the ability of the party to consummate the transactions contemplated by this Agreement, other than any event, change, circumstance, effect or development resulting from (a) changes in general economic or political conditions, (b) changes affecting the industry in which the party operates generally, (c) changes in law or accounting rules, or (d) the announcement or pendency of the transactions contemplated by this Agreement, except to the extent such event, change, circumstance, effect or development has a disproportionate effect on the party relative to other participants in the industry in which the party operates;

share purchase agreement

“Parties”	means the parties to this Agreement;

“Purchaser Warranties”	has the meaning given to it in Clause 7.6;

“SEC”	has the meaning given to it in Schedule VII;

“Second Valuation Threshold”	has the meaning given to it in Clause 6.1(B);

“Securities Act”	has the meaning given to it in Schedule V;

“SEC Reports”	has the meaning given to it in Schedule VII;

“Seller Warranties”	has the meaning given to it in Clause 7.1;

“Shareholders Agreement”	means the shareholders’ agreement dated 28 February 2025, entered into by and among the Company and Sellers, whereby the Sellers become parties to such agreement either by executing the shareholders’ agreement on 28 February 2025 or subsequently by executing a joinder agreement in accordance with the terms of the shareholders’ agreement;

“Solowin Shares”	means newly issued Class A Solowin Shares or Class B Solowin Shares, as the case may be, in connection with the transactions contemplated by this Agreement;

“Subsidiary”	means each of Master Venus, AlloyX Hong Kong, AlloyX Singapore, and Bravo Valor;

“Trading Day”	means any day, other than a Saturday, Sunday, or day on which banks in New York City are authorized or required by law or executive order to close, on which (a) trading in the Class A Solowin Shares occurs on the principal national securities exchange on which such Class A Solowin Shares are then listed or admitted to trading, and (b) such exchange is open for trading during its regular trading session and, with respect to equity securities, has not declared any unscheduled intra-day suspension or restriction of trading (including, without limitation, as a result of any market-wide trading halt or “circuit breaker” event) for more than one-half of its customary trading hours on such day. A day on which such exchange declares an unscheduled intra-day suspension or restriction of trading for more than one-half of its customary trading hours, or on which the Class A Solowin Shares have not traded on such exchange by reason of a suspension or delisting, shall not constitute a Trading Day;

“US$” or “United States Dollars”	means the lawful currency of the United States of America;

“Valuation Thresholds”	has the meaning given to it in Clause 6.1(B); and

“Warranties”	means the Seller Warranties, the Company Warranties, and the Purchaser Warranties.

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1.2.	In this Agreement unless the context otherwise requires:

(A)	references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification);

(B)	references to clauses and schedules are references to clauses hereof and schedules hereto; references to sub-clauses or paragraphs are, unless otherwise stated, references to sub-clauses of the clause or paragraphs of the schedule in which the reference appears;

(C)	references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine and/or neuter and vice versa; and

(D)	references to persons shall include companies, partnerships, associations and bodies of persons, whether incorporated or unincorporated.

2.	SALE AND PURCHASE

2.1.	Subject to the terms of this Agreement the Sellers as legal and beneficial owners shall sell and the Purchaser shall purchase the AlloyX Shares free from all liens, charges and encumbrances together with all rights now or hereafter attaching thereto.

2.2.	The Purchaser shall not be obliged to complete the purchase of any of the AlloyX Shares unless the purchase of all of the AlloyX Shares is completed simultaneously.

3.	CONSIDERATION

3.1.	The total consideration for the AlloyX Shares shall be the issue of such number of Solowin Shares to the Sellers (or their designee(s)) as set forth opposite such Seller’s name in Schedule II of this Agreement.

3.2.	The aggregate number of Solowin Shares to be issued to the Sellers shall be equal to the quotient obtained by dividing:

(A)	US$350,000,000, representing the agreed equity valuation of the Company Group as of 11 August 2025; by

(B)	the 120-Day VWAP, which shall be US$2.69.

Any fractional share resulting from the foregoing calculation shall be rounded up to the nearest whole share.

share purchase agreement

4.	COMPLETION ARRANGEMENTS

4.1.	Completion shall take place on or before 10 September 2025 (or at such other time and place as the Parties may agree in writing) (the day on which the Completion actually occurs, the “Completion Day”) when:

(A)	each Seller shall deliver to the Purchaser or procure the delivery to the Purchaser of:

(i)	duly executed instruments of transfer for the respective portion of the AlloyX Shares registered in the name of such Seller in favour of the Purchaser and/or its designee(s) together with the relevant share certificate(s); and

(ii)	a copy of the written resolutions of the board of directors of such Seller approving the execution, delivery and performance by such Seller of this Agreement, and the transactions contemplated under this Agreement;

(B)	the Company shall, if so required by the Purchaser, deliver to the Purchaser or procure the delivery to the Purchaser of:

(i)	the written resignation of all of the directors and officers of the Company from their offices, which resignations shall include their written confirmation that they have no outstanding claims against the Company for the loss of the offices in question or of their employment or otherwise arising;

(ii)	the certificate of incorporation, memorandum, articles of association, minute books, share register and common seal, beneficial owner register, share certificates and all books and records of the Company including, without limitation all cancelled and un-issued share certificates and signed minutes of the Company;

(iii)	a certificate of good standing issued by the Registrar of Companies in respect of the Company; and

(iv)	the written resignation of the existing auditors of the Company (if any), which resignation shall include the written confirmation that they have no outstanding claims of any kind against the company;

(C)	the Company shall, if so required by the Purchaser, procure that there shall be held a meeting of the board of directors of the Company at which there shall be duly passed resolutions:

(i)	approving the share transfers referred to in Sub-clause 4.1(A)(i);

(ii)	accepting the resignations referred to in Sub-clauses 4.1(B)(i) and 4.1(B)(iv) and appointing nominees of the Purchaser to fill the vacancies created by such resignations (or shall convene a meeting of the members of the Company for such purpose);

(iii)	changing the registered office of the Company to an address to be supplied by the Purchaser; and

(iv)	revoking all existing banking mandates of the Company and substituting therefor such banking mandates as the Purchaser shall direct;

share purchase agreement

(D)	the Purchaser shall deliver to the Sellers a copy of the register of members of the Purchaser updated to show each Seller (or their designee(s)) as the holder of such number of Solowin Shares as set forth opposite the Sellers name in Schedule II of this Agreement.

5.	SELLER LOCK-UP OBLIGATION AND TAX INDEMNIFICATION

5.1.	Each Seller hereby covenants and agrees that, without the prior written consent of the Purchaser, it shall not, directly or indirectly, sell, assign, transfer, pledge, hypothecate, encumber, grant any option or other right with respect to, or otherwise dispose of (whether by operation of law or otherwise) any Solowin Shares registered in its name (or in the name of its designee(s)), or any legal or beneficial interest or right therein, for a period of twelve (12) months commencing on the Completion Date.

5.2.	The Designated Seller hereby, unconditionally and irrevocably, agrees, covenants with and undertakes to indemnify and keep indemnified the Company and the Purchaser against:

(A)	any claim falling on the Company for any Tax resulting from or by reference to any income, profits or gains earned, accrued or received on or before the Completion Date or any event on or before the Completion Date whether alone or in conjunction with other circumstances and whether or not such taxation is chargeable against or attributable to any other person, together with any legal, accountancy and other costs, charges and expenses incurred in connection therewith; and

(B)	any other liabilities or indebtedness of the Company incurred other than in the ordinary course of business on or before the Completion Date.

5.3.	As used in Clause 5.2, “Tax” means all forms of taxation, withholdings, duties, imposts, levies, social security contributions and rates imposed, assessed or enforced by any local, municipal, governmental, state, federal or other body or authority in Hong Kong or elsewhere, in all cases being in the nature of taxation, and any related interest, penalty, surcharge or fine.

6.	EARN-OUT CONSIDERATION

6.1.	Earn-Out Consideration. In addition to the consideration payable at Completion pursuant to Clause 3, the Designated Seller shall be entitled to receive contingent, performance-based consideration (the “Earn-Out Consideration”) if, and only if, one or both of the valuation milestones set forth in this Section 6.1 is achieved during the twenty-four (24)-month period commencing on, and including, the Completion Date (the “Earn-Out Period”). The Earn-Out Consideration shall be calculated and paid in accordance with the following schedule:

(A)	If, at any time during the Earn-Out Period, the post-Completion enterprise valuation of the Company Group equals or exceeds Six Hundred Million United States Dollars (US$600,000,000) (the “First Valuation Threshold”), the Designated Seller shall be entitled to an aggregate earn-out payment of Five Million United States Dollars (US$5,000,000), payable in the manner set forth in Clause 6.3;

share purchase agreement

(B)	If, at any time during the Earn-Out Period, the post-Completion enterprise valuation of the Company Group equals or exceeds One Billion United States Dollars (US$1,000,000,000) (the “Second Valuation Threshold,” together with the First Valuation Threshold, the “Valuation Thresholds”), the Designated Seller shall be entitled to an additional, separate earn-out payment of Five Million United States Dollars (US$5,000,000), payable in the manner set forth in Clause 6.3. For the avoidance of doubt, (i) the payment described in this sub-clause 6.1 (B) is in addition to, and not in lieu of, the payment described in sub-clause 6.1 (A), and (ii) if the Second Valuation Threshold is first achieved before the First Valuation Threshold has been achieved or tested, the Designated Seller shall instead be entitled to a one-time lump-sum earn-out payment of Ten Million United States Dollars (US$10,000,000); and

(C)	The maximum aggregate Earn-Out Consideration payable under this Clause 6.1 shall not exceed Ten Million United States Dollars (US$10,000,000).

6.2.	Valuation Determination. For purposes of Clause 6.1, the post-Completion valuation of the Company Group shall, at the sole election of the Purchaser exercised in good faith, be determined by any one of the following methodologies:

(A)	The enterprise valuation reflected in a written appraisal prepared by an independent valuation firm mutually agreed upon by the Company Group and the Purchaser; The date on which a Valuation Threshold is deemed achieved (the “Achievement Date”) under this sub-clause 6.2 (A) shall be the effective valuation date specified in the appraisal report;

(B)	The pre-money valuation implied in any bona fide third-party equity financing of the Company Group (or any successor thereto) involving an aggregate cash investment of not less than Twenty Million United States Dollars (US$20,000,000). The Achievement Date under this sub-clause 6.2 (B) shall be the closing date of such financing; or

(C)	The valuation produced by applying the revenue and P/S multiples-based criteria set forth in Schedule IV hereto, in each case calculated from the most recently available annual financial statements of the Company Group prepared in accordance with the U.S. generally accepted accounting principles (GAAP). The Achievement Date under this sub-clause 6.2 (C) shall be the issuance date of the independent auditor’s report covering the fiscal year ended 31 March 2026, or 31 March 2027, as applicable;

and the Purchaser shall give the Designated Seller written notice of the methodology selected for each determination and shall provide, promptly upon request, reasonable supporting documentation sufficient to permit the Designated Seller to verify the calculation. Any disputes relating to valuation shall be resolved in accordance with Clause 17 (Governing Law and Dispute Resolution).

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6.3.	Form of Payment. The Earn-Out Consideration payable pursuant to Clause 6.1 shall, at the sole and absolute discretion of the Purchaser, be satisfied in either (i) cash, in immediately available funds, or (ii) newly issued, fully paid and non-assessable Class A ordinary shares of the Purchaser (the “Earn-Out Shares”). If the Purchaser elects to issue Earn-Out Shares, the number of such shares shall be determined by dividing the applicable Earn-Out Consideration by, the volume-weighted average price of the Purchaser’s Class A ordinary shares for the thirty (30) consecutive Trading Days immediately preceding the Achievement Date of the applicable Valuation Threshold in accordance with Clause 6.2. The Earn-Out Shares shall be issued free and clear of all liens other than customary transfer restrictions under applicable securities laws. Appropriate and equitable adjustments shall be made to the number and class of Earn-Out Shares in the event of any share split, share dividend, reclassification, recapitalization, combination, exchange of shares or the like occurring after the Completion and prior to the issuance of the Earn-Out Shares.

6.4.	Timing of Payment. Within sixty (60) calendar days after the Purchaser’s confirmation of the achievement of a Valuation Threshold (the “Payment Deadline”), the Purchaser shall deliver to the Designated Seller the Earn-Out Consideration payable in respect of such Valuation Threshold, together with a written statement describing in reasonable detail the calculation of the valuation and the resulting Earn-Out Consideration.

6.5.	Post-Completion Operations; No Implied Obligations. The Parties acknowledge and agree that, following the Completion, the Purchaser shall have the right to operate the Company Group and its business in such manner as the Purchaser deems appropriate in its sole discretion, and nothing contained in this Agreement shall be construed to impose on the Purchaser any implied covenant or obligation to operate the Company Group so as to achieve either Valuation Threshold or to maximize the Earn-Out Consideration. The Purchaser, however, shall not take any action, the primary purpose of which is to intentionally hinder or avoid the achievement of a Valuation Threshold.

6.6.	Assignment. The Earn-Out Consideration and the rights of the Designated Seller under this Clause 6 are personal to the Designated Seller and may not be assigned, conveyed or otherwise transferred, whether by operation of law or otherwise, without the prior written consent of the Purchaser; provided, however, that the personal representatives of the Designated Seller who is a natural person shall be entitled to receive and enforce the Designated Seller’s Earn-Out Consideration in the event of such Seller’s death or incapacity.

6.7.	Survival. The provisions of this Clause 6 shall survive the Completion and shall terminate automatically upon the earlier of (i) the payment in full of all Earn-Out Consideration payable hereunder or (ii) the expiration of the Earn-Out Period without the achievement of either Valuation Threshold.

share purchase agreement

7.	WARRANTIES

7.1.	Each Seller, severally but not jointly, hereby represents, warrants and undertakes with the Purchaser that the statements set out in Schedule V (the “Seller Warranties”) are at the date hereof, and shall be at Completion, true and accurate and not misleading.

7.2.	Each of the Seller Warranties shall constitute a separate and independent Warranty and save as provided in Clause 11.3 and Clause 11.8 shall not be limited by reference to any other clauses or sub-clauses or anything in this Agreement.

7.3.	Each Seller acknowledges:

(A)	that it has given the Seller Warranties to the Purchaser with the intention of inducing the Purchaser to enter into this Agreement; and

(B)	that the Purchaser was induced to enter into this Agreement by the Seller Warranties given by each Seller and has entered into this Agreement on the basis of, and in full reliance upon them.

7.4.	Each Seller listed on Schedule I as holding more than 11,000,000 AlloyX Shares (i.e., VAST SPACE LIMITED, Firewood Group Limited and WELL INSIGHT LIMITED), and the Company, jointly and severally, hereby represents, warrants and undertakes to the Purchaser that the statements set out in Schedule VI (the “Company Warranties”) are at the date hereof, and shall be at Completion, true and accurate and not misleading.

7.5.	Each of the Company Warranties shall constitute a separate and independent Warranty and save as provided in Clause 11.3 and Clause 11.8 shall not be limited by reference to any other clauses or sub-clauses or anything in this Agreement.

7.6.	The Purchaser hereby represents, warrants and undertakes with each Seller that the statements set out in Schedule VII (the “Purchaser Warranties”) are at the date hereof, and shall be at Completion, true and accurate and not misleading.

7.7.	Each of the Purchaser Warranties shall constitute a separate and independent Warranty and save as provided in Clause 11.3 and Clause 11.8 shall not be limited by reference to any other clauses or sub-clauses or anything in this Agreement.

7.8.	Except as expressly set forth in Clause 7.6 and to the maximum extent permitted by law, the Purchaser expressly disclaims all representations and warranties, whether express, implied, statutory, or otherwise, in connection with this Agreement.

8.	FURTHER ASSURANCES

Each Seller hereby agrees at the request and at the cost of the Purchaser to do, execute and perform such further acts, deeds, documents and things as the Company or the Purchaser may reasonably require effectively to (i) vest the beneficial ownership of the AlloyX Shares in the Purchaser or its designee(s) and the property, business and goodwill of the Company in the Purchaser’s control free from all charges, liens, costs, expenses and encumbrances, or (ii) give full force and effect to the provisions of this Agreement.

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9.	CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

9.1.	Notwithstanding anything herein contained, the obligation of the Purchaser to complete the transactions provided for herein will be subject to the fulfilment of all of the following conditions at or prior to Completion:

(A)	all due diligence of the Company Group reasonably required by the Purchaser has been completed and the results of such due diligence are satisfactory to the Purchaser;

(B)	the Sellers Warranties and the Company Warranties shall be true and accurate on the date hereof and at Completion with the same force and effect as though such Sellers Warranties and the Company Warranties had been made as of Completion (regardless of the date as of which such information is given), and the Sellers and the Company shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by the Sellers at or prior to Completion;

(C)	no order, decision or ruling of any court, tribunal or regulatory authority having jurisdiction shall have been made, and no action or proceedings shall be pending or threatened which, in the opinion of the Purchaser, is likely to result in an order, decision or ruling

(i)	to disallow, enjoin, prohibit or impose any limitations or conditions on the sale and purchase of the AlloyX Shares contemplated hereby or the right of the Purchaser to own the AlloyX Shares; or

(ii)	to impose any limitations or conditions which may have a Material Adverse Effect on the business of the Company; and

(iii)	all consents required to be obtained in order to carry out the transactions contemplated hereby in compliance with all laws and agreements binding upon the Parties shall have been obtained.

9.2.	Each of the conditions precedent set forth in Clause 9.1 is for the sole benefit of Purchaser and may be waived at any time by Purchaser in writing. The waiver of any particular condition precedent shall not constitute the waiver of any other.

9.3.	If any of the conditions set forth in Clause 9.1 are not complied with or waived by the Purchaser, the Purchaser may in its absolute discretion:

(A)	defer the Completion (and so that the provisions of Clause 4 shall apply to the Completion as so deferred);

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(B)	proceed to such Completion so far as practicable (without prejudice to its rights, claims and remedies under this Agreement); or

(C)	terminate this Agreement with immediate effect by notice in writing to the Sellers and the Company and Clause 13 shall apply.

10.	COSTS

Each Party shall bear its own costs in connection with the negotiation, preparation and implementation of this Agreement and Completion.

11.	MISCELLANEOUS

11.1.	No Party shall issue any press release, publish any circular or issue or release any other public statement or disclose to any person any information, in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without the prior written approval of the other Party or Parties to its contents and the manner of its presentation and publication (such approval not to be unreasonably withheld or delayed).

11.2.	Notwithstanding anything in Clause 11.1, the Sellers will at the request of the Purchaser join with the Purchaser in sending out a notice in such form as the Purchaser may reasonably request to all or any of the suppliers, clients and customers of the Company and such other persons as the Purchaser may require informing them of the transfer of ownership of the Company.

11.3.	Notwithstanding Completion the provisions of this Agreement and the representations, warranties, undertakings and indemnities contained or referred to herein shall (except insofar as they are fully satisfied on Completion) continue thereafter to subsist for so long as may be necessary for the purpose of giving effect to each and every one of those clauses in accordance with the terms hereof.

11.4.	If any of the clauses, conditions, covenants or restrictions of this Agreement or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then such clause, condition, covenant or restriction shall apply with such deletion or modification as may be necessary to make it valid and effective.

11.5.	This Agreement shall be binding and inure for the benefit of the successors of the Parties but no Party will be entitled to assign, mortgage, charge, declare a trust of, or deal in any other manner with any or all of its rights or obligations under this Agreement without the prior written consent of the other Parties. Any purported assignment, declaration of trust, transfer, sub-contracting, delegation, charging or dealing in contravention of this Clause 11.5 is void.

11.6.	This Agreement, including its Schedules, contains the whole agreement between the Parties in respect of the subject matter of this Agreement and supersedes and replaces any prior written or oral agreements, representations or understandings between them relating to such subject matter. The Parties confirm that they have not entered into this Agreement on the basis of any representation that is not expressly incorporated into this Agreement. Without limiting the generality of the foregoing, neither party shall have any remedy in respect of any untrue statement made to him upon which he may have relied in entering into this Agreement, and a Party’s only remedy is for breach of contract. However, nothing in this Agreement purports to exclude liability for any fraudulent statement or act.

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11.7.	No variations of this Agreement shall be effective unless made in writing and signed by each of the Parties.

11.8.	Unless expressly provided to the contrary, all representations, warranties, undertakings, covenants, agreements and obligations made, given or entered into in this Agreement by more than one person are made, given or entered into jointly and severally.

11.9.	No person who is not a party hereto or its permitted assignee shall be entitled to enforce any right or term of this Agreement pursuant to the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the laws of Hong Kong).

12.	CONFIDENTILAITY

12.1.	The term “Confidential Information” shall mean all proprietary, confidential, or non-public information of a disclosing Party in any respect or held by the disclosing Party under an obligation of confidentiality to a third party, which may be disclosed from one Party to the other Party during the negotiation or performance of this Agreement. Confidential Information shall include the terms of this Agreement as well as any proprietary or confidential information in relation to the Company Group. Information shall not be considered Confidential Information to the extent such information:

(A)	is known by the receiving Party at the time of its receipt from the disclosing Party not through a prior disclosure by the disclosing Party, as established by documentary evidence;

(B)	at the time of its receipt is, or thereafter becomes, generally available to and known by the public through no act or omission of the receiving Party;

(C)	is subsequently disclosed to the receiving Party by a third party who is lawfully permitted to do so and is not under an obligation of confidentiality to the disclosing Party; or

(D)	is developed by the receiving party independently of and without use of the Confidential Information received from the disclosing Party, as established by documentary evidence.

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12.2	A Party receiving Confidential Information of the other Party shall (A) maintain such Confidential Information in confidence to the same extent that it maintains the confidentiality of its own Confidential Information, (B) not disclose such Confidential Information to any third party without the prior written consent of the disclosing Party, and (C) not use such Confidential Information for any purpose other than the exercise of a Party’s rights or performance of a Party’s obligations under this Agreement. The provisions in this Clause 12 shall remain in effect notwithstanding the termination or expiry of this Agreement.

12.3	The provisions of Clause 12.2 shall not prevent a Party from disclosing Confidential Information if such disclosure:

(A)	is made to a Party’s agents, legal or financial advisers, accountants or consultants who reasonably require such disclosure on a need-to-know basis and who are bound to it by obligations of confidentiality and non-use no less stringent than the obligations between the Parties hereunder; or

(B)	is required to be disclosed by law, subpoena, or court order, provided that, to the extent permitted by the applicable law, notice is promptly delivered to the other Party in order to provide such Party a reasonable opportunity to challenge or limit the disclosure obligations, and that any such disclosure made by the disclosing Party is limited to the extent required by law or court order; or

(C)	if required by the regulations of any stock exchange or regulatory or supervisory authority to which the disclosing Party or the relevant representative is subject (whether or not having the force of law but, if not having the force of law, being of a type with which persons to which it applies are accustomed to comply).

13.	TERM AND TERMINATION

13.1.	This Agreement shall become effective on the date of signing of this Agreement and shall remain in force until and upon the termination of this Agreement by the Purchaser pursuant to Clause 9.3.

13.2.	Upon termination of this Agreement:

(A)	each Party’s further rights and obligations cease immediately on termination, except that (i) termination does not affect a Party’s accrued rights and obligations as at the date of termination, and (ii) the Surviving Provisions shall survive the termination of this Agreement and shall continue in full force and effect. For the purpose of this Agreement, the “Surviving Provisions” means, collectively, Clause 7 (Warranties), Clause 10 (Costs), Clause 11 (Miscellaneous) save for Clause 11.2, Clause 12 (Confidentiality), Clause 13 (Term and Termination), Clause 14 (Notices), Clause 15 (Headings), Clause 16 (Counterparts) and Clause 17 (Governing Law and Dispute Resolution); and

(B)	none of the Parties will have any claim against the other in respect of any matter or thing arising out of or in connection with this Agreement (save in respect of any antecedent breach of any obligation under this Agreement).

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14.	NOTICES

Any notice required to be given hereunder shall be in writing in the English language and shall be served by sending the same by prepaid recorded post, facsimile or by delivering the same by hand to the address of the Party or Parties in question as set out in the respective signature pages to this Agreement (or such other address as such Party or Parties shall notify the other Parties of in accordance with this clause). Any notice sent by post as provided in this clause shall be deemed to have been served five Business Days after despatch and any notice sent by facsimile as provided in this clause shall be deemed to have been served at the time of despatch and in proving the service of the same it will be sufficient to prove in the case of a letter that such letter was properly stamped, addressed and placed in the post; and in the case of a facsimile that such facsimile was duly despatched to a current facsimile number of the addressee.

15.	HEADINGS

The headings in this Agreement are inserted for convenience only and shall not affect the construction or interpretation of this Agreement.

16.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of a counterpart signature page by facsimile transmission or by e-mail transmission of an Adobe Portable Document Format file (or similar electronic record) shall be effective as delivery of an executed counterpart signature page.

17.	GOVERNING LAW AND DISPUTE RESOLUTION

This Agreement shall be governed by, and construed in accordance with the laws of Hong Kong without regard to the principles of conflicts of laws thereunder. The Parties agree to negotiate in good faith to resolve any dispute, controversy, or claim arising out of or relating to this Agreement, including the validity, invalidity, breach, or termination thereof (“Dispute”). If the negotiations do not resolve the Dispute to the reasonable satisfaction of the Parties within thirty (30) days, the following subsection (A) and (B) shall apply:

(A)	Any Disputes shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules (the “HKIAC Rules”) in force at the time the notice of arbitration is submitted in accordance with these rules. The number of arbitrators shall be one to be jointly appointed by the Parties concerned. If the concerned Parties fail to agree on or appoint an arbitrator within 14 days of the notice of arbitration, the HKIAC shall appoint such arbitrator. The seat of arbitration shall be Hong Kong and the arbitration proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this section, including the provisions concerning the appointment of the arbitrator, the provisions of this section shall prevail. The arbitration award shall be final and binding on the concerned Parties, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award.

(B)	Any Party to the Dispute shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction, if possible or if available. During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed, except with respect to the part in dispute and under adjudication.

[Remainder of this page intentionally left blank.]

[Schedules and signature page to follow.]

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AGREED by the Parties through their authorised signatories on the date first written above:

For, and on behalf of SOLOWIN HOLDINGS

/s/ Ling Ngai Lok
Signature

Ling Ngai Lok
Print Name

Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman KY1-1111, Cayman Islands

Address

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For, and on behalf of VAST SPACE LIMITED

/s/ Ling Ngai Lok
Signature

Ling Ngai Lok
Print Name

Mandar House, 3rd Floor, Johnson’s Ghut, Tortola, British Virgin Islands

Address

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For, and on behalf of Firewood Group Limited

/s/ Haokang Zhu
Signature

Haokang Zhu
Print Name

Aegis Chambers, 1st Floor, Ellen Skelton Building, 3076 Sir Francis Drake’s Highway, Road Town, Tortola, VG1110, British Virgin Islands

Address

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For, and on behalf of WELL INSIGHT LIMITED

/s/ Ling Ngai Lok
Signature

Ling Ngai Lok
Print Name

Mandar House, 3rd Floor, Johnson’s Ghut, Tortola, British Virgin Islands

Address

share purchase agreement

For, and on behalf of WHITECOVE CAPITAL PTY LTD

/s/ Cheng, Yuan Chen
Signature

Cheng, Yuan Chen
Print Name

L 16, 175 PITT ST, SYDNEY, NSW 2000, AUSTRALIA

Address

share purchase agreement

For, and on behalf of Sunny Tulip Limited

/s/ Ying Sun
Signature

Ying Sun
Print Name

Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands

Address

share purchase agreement

For, and on behalf of Longling Capital Ltd

/s/ Wensheng Cai
Signature

Wensheng Cai
Print Name

Portcullis Chambers, 4th Floor, Ellen Skelton Building, 3076 Sir Francis Drake Highway, Road Town, Tortola, British Virgin Islands VG1110

Address

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For, and on behalf of FENBUSHI Inc

/s/ Bo Shen
Signature

Bo Shen
Print Name

1835 Savoy Dr. Suite 202, Atlanta, GA, 30341, USA

Address

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For, and on behalf of ACIT Group Limited

/s/ Wai Kwan Alex, Cheung
Signature

Wai Kwan Alex, Cheung
Print Name

ROOM 2A, 14/F., CHUN WO COMMERCIAL CENTRE, 23-29 WING WO STREET, CENTRAL, HONG KONG

Address

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For, and on behalf of The Arbitrum Foundation

/s/ Edward Noyons
Signature

Edward Noyons
Print Name

Leeward Management Limited of 3119, 9 Forum Lane, Camana Bay, P.O. Box 144, Grand Cayman KY1-9006, Cayman Islands

Address

share purchase agreement

For, and on behalf of Tandem Studios LLC

/s/ Steven Goldfeder
Signature

Steven Goldfeder
Print Name

Unit #2644, 377 Valley Rd., Clifton, NJ 07013, United States

Address

share purchase agreement

For, and on behalf of BITRISE CAPITAL FOUNDATION PTE. LTD.

/s/ Xudong Zhang
Signature

Xudong Zhang
Print Name

#08-43, VERTEX, 33 UBI AVENUE 3, SINGAPORE 408868

Address

share purchase agreement

For, and on behalf of TCFE Global

/s/ Christian Schmitz
Signature

Christian Schmitz
Print Name

Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands

Address

share purchase agreement

For, and on behalf of 575 Advisory Ltd.

/s/ Adam Jin
Signature

Adam Jin
Print Name

Sea Meadow House, P.O. Box 116, Road Town, VG1110, British Virgin Islands

Address

share purchase agreement

For, and on behalf of Kiln

/s/ Laszlo Szabo
Signature

Laszlo Szabo
Print Name

17 rue Henry Monnier, 75009 Paris, France

Address

share purchase agreement

For, and on behalf of AlloyX Limited

/s/ Ling Ngai Lok
Signature

Ling Ngai Lok
Print Name

Suites 1710-1714, 17/F Jardine House, 1 Connaught Place Central, Hong Kong

Address

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SCHEDULE I

Sellers

	Name of Sellers	Number of AlloyX Shares	Shareholding Percentage in the Company (as converted and fully-diluted basis)
1	VAST SPACE LIMITED	22,415,000	35.86%
2	Firewood Group Limited	22,415,000	35.86%
3	WELL INSIGHT LIMITED	11,207,500	17.93%
4	WHITECOVE CAPITAL PTY LTD	1,875,000	3.00%
5	Sunny Tulip Limited	1,250,000	2.00%
6	Longling Capital Ltd	1,250,000	2.00%
7	FENBUSHI Inc	1,250,000	2.00%
8	ACIT Group Limited	312,500	0.50%
9	The Arbitrum Foundation	156,250	0.25%
10	Tandem Studios LLC	156,250	0.25%
11	BITRISE CAPITAL FOUNDATION PTE. LTD.	125,000	0.20%
12	TCFE Global	31,250	0.05%
13	575 Advisory Ltd.	31,250	0.05%
14	Kiln	25,000	0.04%
	Total:	62,500,000	100%

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SCHEDULE II

Number of Solowin Shares to be Received by Each Seller at Completion

		Number of Solowin Shares to be Received at Completion		Shareholding Percentage in SOLOWIN HOLDINGS post-Completion
	Name of Sellers	Class A Ordinary Shares	Class B Ordinary Shares	Class A Ordinary Shares	Class B Ordinary Shares
1	VAST SPACE LIMITED	23,331,598	23,331,599	14.97%	74.37%
2	Firewood Group Limited	46,663,197	-	29.95%	-
3	WELL INSIGHT LIMITED	23,331,599	-	14.97%	-
4	WHITECOVE CAPITAL PTY LTD	3,903,346	-	2.50%	-
5	Sunny Tulip Limited	2,602,230	-	1.67%	-
6	Longling Capital Ltd	2,602,230	-	1.67%	-
7	FENBUSHI Inc	2,602,230	-	1.67%	-
8	ACIT Group Limited	650,558	-	0.42%	-
9	The Arbitrum Foundation	325,279	-	0.21%	-
10	Tandem Studios LLC	325,279	-	0.21%	-
11	BITRISE CAPITAL FOUNDATION PTE. LTD.	260,223	-	0.17%	-
12	TCFE Global	65,056	-	0.04%	-
13	575 Advisory Ltd.	65,056	-	0.04%	-
14	Kiln	52,045	-	0.03%	-
	Total:	106,779,926	23,331,599	68.53%	74.37%

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SCHEDULE III

Designated Seller

Name of Seller
1	VAST SPACE LIMITED

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SCHEDULE IV

Valuation Formula for Earn-Out Consideration

	For the year ended March 31,	Audited Revenue of the Company Group US$’000	P/S(2)
First Valuation Threshold(1)	2026	24,000	25 to 42
Second Valuation Threshold(1)	2027	62,000	10 to 16

(1)	First or Second Valuation Threshold is deemed achieved, if both (a) the audited revenue of the Company Group and (b) the P/S ratio, reach the corresponding numbers in the table above.

(2)	P/S = (Trading Price Per a Class A Solowin Share × Total Number of Solowin Shares to be Received at Completion) / Audited Revenue of the Company Group

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SCHEDULE V

Seller Warranties

1.	General

1.1.	All information and descriptions provided in the Seller’s Disclosed Documents are true and accurate in all material respects and not misleading in any material respects, and copies of documents supplied by or on behalf of the Sellers to the Purchaser (or Purchaser’s agents and advisors) are complete and accurate copies of the originals.

1.2.	The Seller has Disclosed to the Purchaser all information about such Seller as requested by the Purchaser to enable the Purchaser to properly evaluate the transactions contemplated by this Agreement and all such information is true and complete and not misleading.

1.3.	In this Schedule, the titles to the Seller Warranties are inserted for convenience only.

2.	Organisation; Authorisation

2.1.	The Seller is a company or other entity legally incorporated, organized, or formed validly existing and in good standing under the laws of its place of incorporation or organization, with full right, corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement and otherwise to perform its obligations hereunder.

2.2.	The execution, delivery and performance by the Seller of this Agreement and the carrying out and completion of the transactions contemplated by this Agreement have been duly authorised by all necessary corporate or similar action on the part of the Seller.

2.3.	The Seller’s representative whose signature is affixed to this Agreement has full capacity and authority to bind the Seller to the terms hereof. This Agreement has been duly executed by the Seller and represents a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

2.4.	No consent, approval, order, or authorization of, or registration, qualification, designation, declaration or filing with, from any governmental authority or any other person (other than the approvals of the board of directors of the Seller) is required for the execution, delivery and performance by the Seller of this Agreement, except as specifically provided herein.

3.	No Conflicts

3.1.	The execution, delivery and performance by the Seller of this Agreement and the carrying out and completion of the transactions contemplated hereby do not and will not constitute or result in a violation or breach of or default under:

(A)	any term or provision of the memorandum, articles of association or other constitutional documents of the Seller;

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(B)	the terms of any agreement or other obligation or restriction to which the Seller is a party or by which the Seller or its asset is bound; or

(C)	any term or provision of any licenses or any order of any court, governmental authority or regulatory body or any law or regulation of any jurisdiction in which the Seller is subject to or by which any asset of the Seller is bound or affected.

4.	Ownership

4.1.	The Seller is the legal and beneficial owner of the AlloyX Shares registered in the name of such Seller.

4.2.	Save as the right of first refusal set forth in the Shareholders Agreement, and articles 14-16 of the Articles, none of the AlloyX Shares registered in the name of such Seller is subject to any charge, lien, encumbrance, mortgage, or other security interests, option restriction notice pursuant to the Companies Act, stop notice pursuant to Grand Court rule O.50, r.11, or any other restrictions, or arrangements or interest under any contract or trust, or any other third-party interest of whatsoever nature.

4.3.	Save as the right of first refusal set forth in the Shareholders Agreement (the waivers of each of which shall be obtained prior to or contemporaneous with the Completion and the Seller will procure the obtaining of such waivers), no person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase from the Seller of any of the AlloyX Shares registered in its name, or entitling any person other than the Seller to share in the proceeds from the sale of the AlloyX Shares registered in its name.

4.4.	The AlloyX Shares registered in the name of the Seller, when transferred to the Purchaser as provided in this Agreement, will be free of any charge, lien, encumbrance, mortgage and rights of any other third parties, free of restrictions on transfer under the Articles, Shareholders Agreement, and any applicable securities law and regulation.

5.	Contractual and Regulatory Approvals

The Seller is under no obligation, contractual or otherwise, to request or obtain the consent of any person (save for the board of directors of the Seller), and no permits, licenses, certifications, authorisations or approvals of, or notifications to, any government or governmental agency, board, commission or authority are required to be obtained by the Seller in connection with the execution, delivery or performance by the Seller of this Agreement or the carrying out or completion of any of the transactions contemplated herein.

6.	Litigation

6.1.	No order for bankruptcy, winding-up, liquidation, judicial management, or similar events has been made or petition presented against the Seller, nor has any person threatened to present such an order or petition.

6.2.	There is no pending legal, administrative, regulatory, arbitration or other formal action, claim, suit, or investigation (each a “Proceeding”) against the Seller that involves the AlloyX Shares registered in the name of such Seller or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement, and, to the best knowledge of the Seller, no such Proceeding has been threatened and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

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7.	Securities Law Matters; Economic Risk

7.1	The Seller acknowledges and agrees that the Solowin Shares to be received under this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and are being issued in reliance upon exemptions from the registration requirements of such laws.

7.2	The Seller represents that it is acquiring such securities for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of applicable securities laws.

7.3	Such Seller is not purchasing the Solowin Shares as a result of any advertisement, article, notice or other communication regarding the Solowin Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

7.4	The Seller further acknowledges that it has been advised and understand that there are substantial economic risks associated with the ownership of such securities, including the risk that the securities may become worthless, and that it has had the opportunity to ask questions of, and receive answers from, the Purchaser regarding the Purchaser and the Solowin Shares to be received.

8.	Investor Status

8.1	Each Seller receiving the Solowin Shares pursuant to this Agreement is: (a) an exempt investor in accordance with the provisions of Regulation S promulgated under the Securities Act, or (b) an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

8.2	If Seller is not a U.S. Person, such Seller (i) acknowledges that the Solowin Shares contain a customary restrictive legend restricting the offer, sale or transfer of such securities except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, (ii) agrees that all offers and sales by such Seller of the Solowin Shares shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or a transaction not subject to the registration requirements of, the Securities Act, (iii) represents that the offer to acquire the Solowin Shares was made to such Seller outside the United States, and such Seller was at the time of the offer, is now, and will be at the time of the sale, outside the United States, (iv) has not engaged in or directed any unsolicited offers to acquire Solowin Shares in the United States, (v) is neither a U.S. Person nor a “distributor” (as such terms are defined in Rule 902(k) and 902(d), respectively, of Regulation S), (vi) has acquired the Solowin Shares for its own account and not for the account or benefit of any U.S. Person, (vii) is the sole beneficial owner of the Solowin Shares acquired under this Agreement and has not pre-arranged any sale with an investor in the United States, and (viii) is familiar with and understands the terms and conditions and requirements contained in Regulation S, specifically, without limitation, the statutory basis for the exemption claimed for the issuance of the Solowin Shares would not be present if the acquisition, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act. In addition, such Seller has completed and executed the Regulation S Seller Representation Letter attached as Schedule VIII to this Agreement.

8.3	If Seller is a U.S. Person, at the time Seller was offered the Solowin Shares, it was, and as of the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act and has completed and executed the Investor Questionnaire attached as Schedule IX to this Agreement.

8.4	The certificate evidencing the Solowin Shares issued to the Sellers will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (3) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED.

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SCHEDULE VI

Company Warranties

1.	General

1.1.	All information and descriptions provided in the Disclosure Document are true and accurate in all material respects and not misleading in any material respects, and copies of documents supplied by or on behalf of the Company to the Purchaser (or Purchaser’s agents and advisors) are complete and accurate copies of the originals.

1.2.	The Company has Disclosed to the Purchaser all information relating to the Company to enable the Purchaser to properly evaluate the Company Group and the transactions contemplated by this Agreement and all such information is true and complete and not misleading.

1.3.	The Company has Disclosed to the Purchaser all information relating to the Company Group which could materially and adversely affect the value of the Company Group’s properties, business, or undertakings, and all such information is true and complete and not misleading.

1.4.	The information set out in the recitals (A) to (B) of this Agreement is true and accurate in all respects.

1.5.	In this Schedule,

(i)	the titles to the Company Warranties are inserted for convenience only; and

(ii)	where the context so admits the warranties hereby given shall be deemed to include and cover every country in the world in which the Company has owned or leased property or otherwise carried on its business.

1.6.	The Seller shall be deemed to have putative knowledge of all matters in the actual knowledge of the Company or its directors.

2.	Organisation

2.1.	Each of the Company and its Subsidiaries has been duly incorporated and organized, and is validly existing in good standing, under the laws of its place of incorporation.

2.2.	Each of the Company and its Subsidiaries has the corporate power and authority to own and operate its assets and properties and to carry on its business as currently conducted and proposed to be conducted.

2.3.	The copy of the current memorandum and articles of association or other constitutional documents of each member of the Company Group that has been provided as part of the Disclosed Documents is accurate and complete in all respects. There are no, and there shall not be any, restriction on the transfer of the AlloyX Shares, whether conferred by the current memorandum and articles of association of the Company, the Shareholders Agreement or otherwise.

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2.4.	The statutory books, minute books, and registers of members, directors, company secretaries and charges of each member of the Company Group have been properly and accurately kept and maintained in all material respects and contain full and accurate records of all resolutions passed by the directors and the shareholders of such member and all issuances and transfers of shares or other securities of such member.

3.	Authorisation

3.1.	The Company has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement and the carrying out and completion of the transactions contemplated hereby. All necessary corporate actions on the part of the Company for the authorization, execution, delivery of and the performance of all obligations of the Company under this Agreement, and the carrying out and completion of the transactions contemplated hereby have been properly taken and documented.

3.2.	The Company’s representative whose signature is affixed to this Agreement has full capacity and authority to bind it to the terms hereof.

3.3.	This Agreement has been duly executed by the Company and represents a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3.4.	No consent, approval, order, or authorization of, or registration, qualification, designation, declaration or filing with, from any governmental authority or any other person (other than the approvals of the board of directors of the Company) is required for the execution, delivery and performance by the Company of this Agreement, except as specifically provided herein.

4.	No Conflicts

4.1.	The execution, delivery and performance by the Company of this Agreement and the carrying out and completion of the transactions contemplated hereby do not and will not constitute or result in a violation or breach of or default under:

(i)	any term or provision of the Articles or other constitutional documents of the Company;

(ii)	the terms of any agreement or other obligation or restriction to which the Company is a party or by which the Company or its asset is bound; or

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(iii)	any term or provision of any licenses or any order of any court, governmental authority or regulatory body or any law or regulation of any jurisdiction to which the Company is subject to or by which any asset of the Seller is bound or affected.

4.2.	No order for bankruptcy, winding-up, liquidation, judicial management, or similar events has been made or petition presented against a member of the Company Group. Additionally, no any person has threatened to present such an order or petition, nor has such member made any composition with its creditors or requested a suspension of payment on its debts, nor has a moratorium been agreed or declared in respect of, or affecting, all or a material part of any indebtedness of such member, nor have any other actions been taken in relation to the appointment of an administrator, liquidator, receiver, administrative receiver, compulsory manager or any provisional liquidator (or equivalent in any other jurisdiction) (or other process whereby the business is terminated and the assets of such member are distributed amongst the creditors or shareholders or any other contributors). There are no proceedings under any applicable insolvency, reorganization, or similar laws in any relevant jurisdiction, nor have any events occurred that would justify such proceedings under applicable laws and the Company is not aware of any potential insolvency issues.

4.3.	No distress, execution, or other similar process has been levied on any asset owned or used by a member of the Company Group. Additionally, no person has threatened any such distress, execution or other similar process, nor has an official assignee or similar officer been appointed concerning any of assets of such member.

5.	Capitalization

5.1.	Schedule II sets forth all of the issued and outstanding securities of the Company. All of the AlloyX Shares are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other rights of any person.

5.2.	Except as pursuant to this Agreement or the Shareholders Agreement, there are no (i) outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of the Company or options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of the Company, (ii) outstanding debt securities, or (iii) agreements or arrangements under which the Company is obligated to register the sale of any of its securities.

5.3.	With respect to each Subsidiary, there are no (i) outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of such Subsidiary, or contracts, commitments, understandings or arrangements by which such Subsidiary is or may become bound to issue additional shares of such Subsidiary or options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of such Subsidiary, (ii) outstanding debt securities, or (iii) agreements or arrangements under which such Subsidiary is obligated to register the sale of any of its securities.

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6.	Group Companies

6.1.	The Company has Disclosed to the Purchaser all subsidiaries of the Company. For purposes of this paragraph 6.1, a “subsidiary” means a subsidiary undertaking of the Company as defined under the Companies Ordinance (Cap. 622 of the laws of Hong Kong).

6.2.	The shares comprising the issued share capital of each Subsidiary are beneficially owned by the Company and legally owned by the Company (save for AlloyX Hong Kong which is legally owned by Master Venus), and are fully paid, free from any encumbrance or any claim to, or contract to grant, any encumbrance.

6.3.	No member of the Company Group:

(i)	holds or beneficially owns, or has agreed to acquire, any securities of any company other than the Subsidiaries; and

(ii)	is, or has agreed to become, a member of any partnership (whether incorporated or unincorporated) or other unincorporated association, joint venture or consortium (other than recognised trade associations).

7.	Accounts

7.1.	The Company has provided to the Purchaser (i) the audited consolidated balance sheets of the Company as of 31 March 2025 and 31 March 2024 (the “Accounts Date”), and the profit and loss account of the Company for the financial years ended on 31 March 2025 and 31 March 2024, respectively, together with the notes to such balance sheets and accounts, and the directors’ and auditors’ reports on the foregoing balance sheets and accounts (collectively the “Accounts”). The foregoing balance sheets and accounts and the notes thereto were prepared by the Company’s Accountants.

7.2.	All the Accounts have been prepared in accordance with the United States generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved. The Company’s balance sheets are true and accurate and present fairly in all material respects as of their respective dates the financial condition of the Company Group. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, the Company Group had no other liabilities or obligations (direct or indirect, matured or unmatured, absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with GAAP, and all of the Company Group’s assets are reflected therein, which are properly reported and present fairly the value of the assets of the Company in accordance with GAAP. The Company’s statements of income, shareholders’ equity and cash flows reflect fairly the information required to be set forth therein by GAAP.

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7.3.	Since the Accounts Date:

(i)	the business of the Company Group has been carried on in the ordinary course to maintain its status as a going concern; and

(ii)	there has been no event, change, or occurrence that, individually or together with any other events, change or occurrence, has, or would, or could reasonably be expected to have, a Material Adverse Effect on or cause a material adverse change to the business, operations, assets, financial or trading position or prospects of the Company Group; and

(iii)	the Company has not (i) granted or agreed to grant any options, warrants or other rights for its shares, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as Disclosed and except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets or rights, or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any shares, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement.

7.4.	Having regard to the purpose for which they were prepared, the management accounts of the Company for the period from 01 April 2025 to 30 June 2025 (the “Management Accounts”): the Management Accounts (i) reasonably reflect the financial affairs of the Company Group as of the date to which they have been prepared and its results for the period covered by the Management Accounts; and (ii) are not inaccurate or misleading in any material respect.

7.5.	For each member of the Company Group, the accounting and other books and records of such member have been properly written up and accurately present and reflect in accordance with GAAP all the transactions entered into by such entity or to which such member has been a party.

7.6.	Except as Disclosed, the Company Group does not have any liabilities, debts, or obligations of any nature (whether absolute, accrued, contingent, or otherwise), that would be required to be reflected in a balance sheet prepared in accordance with GAAP, and that could reasonably be expected to have a Material Adverse Effect on the Company Group. The Company further represents that it has not entered into any agreement or commitment to incur any such liability that is not reflected in the financial statements provided to the Purchaser.

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7.7.	All payments, receipts and invoices of the Company and its Subsidiaries since the Accounts Date have been recorded in the books of the Company or such Subsidiary.

7.8.	All debts (less any specific provision made) due to the Company or any Subsidiary have been included in the Accounts and all debts now due to the Company or its Subsidiaries have either been realized prior to the date hereof or are expected to within six months after the date hereof realize their full amount in cash. All creditors of the Company or any Subsidiary have been paid in the normal course of business, subject to the Company or such Subsidiary’s using all reasonable endeavors to collect outstanding amounts.

8.	Taxation

8.1.	The Accounts contain full provision for all taxation, including deferred or provisional taxation, that is liable to be assessed on the Company for the accounting period ended on the Accounts Date, or for any subsequent period (on the basis of the rates of tax and taxation statutes in force at the Accounts Date) covering any transactions, events, or omission occurring, or any income, or profits, or gains earned, accrued, or received by the Company on or prior to the Accounts Date, or for which the Company is accountable up to such date. All contingent liabilities for taxation have been provided for or disclosed in the Accounts.

8.2.	Since the Accounts Date, no further liability or contingent liability for taxation on the Company has arisen except as a result of trading activities conducted in the ordinary course of its business.

8.3.	With respect to each member of the Company Group, all returns made by such member for taxation purposes were accurate at the time of submission and remain correct and appropriately based. All other information supplied to relevant tax authority for such purpose was accurate when supplied and remains correct and on a proper basis and such returns include all returns and information which such member ought to have made or given and are not subject to any dispute with such relevant tax authority at the date hereof. There are no facts or matters that might result in any such dispute or any taxation liability (present or future) not provided for in the Accounts.

8.4.	With respect to each member of the Company Group, such member has paid all taxation for which it is liable to account to the relevant tax authority by the due date for payment thereof and is not liable to pay any penalties or interest in connection therewith and without prejudice to the generality of the foregoing such member has made all deductions and withholdings in respect or on account of taxation which it is required or entitled by any relevant legislation, from any payments made by it including, but not limited to, interest, annuities or other annual payments, royalties, rent, remuneration payable to employees or sub-contractors or payments to a non-resident. Where appropriate, such member has accounted in full to the relevant tax authority for any taxation so deducted or withheld and maintains documentation to support these transactions.

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9.	Assets

9.1.	Each member of the Group Company owns or has the right to use all material assets required for the conduct of its business. All material assets owned by such member are free and clear of all encumbrances, and there are no pending claims or dispute regarding ownership of such assets.

10.	Real Properties

10.1.	Neither the Company nor any of the Subsidiaries own any real property.

10.2.	The Company has Disclosed details of all the real property leased by a member of the Company Group (the “Real Properties”).

10.3.	In relation to each of the Real Properties:

(i)	it is held under the terms of the lease disclosed or summarized in the Disclosure Documents, and no licenses or collateral assurances, undertakings or concessions have been made by any party to the lease;

(ii)	the respective member of the Company Group has paid the rent and all other sums payable under the lease on the due dates for payment, and the last demand for rent was unqualified, and each lease is valid and in full force;

(iii)	the respective member of the Company Group has observed and performed the covenants and conditions contained in the lease in all material respects, has received no complaint regarding any alleged breach of any of such covenants and conditions, and such member is not in dispute with the landlord in relation to any lease-related matters;

(iv)	so far as the Company is aware, the landlord has observed and performed the covenants and conditions contained in the lease in all material respects; and

(v)	there are no rent reviews currently outstanding or under negotiation;

10.4.	There is no action, claim, proceeding, demand, dispute, or liability (contingent or otherwise) against a member of the Company Group in respect of any of the Real Properties is outstanding or anticipated.

11.	Intellectual Property

11.1.	The Company has Disclosed all the pending and registered intellectual property owned in whole or in part by the Company Group.

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11.2.	The Company Group has applied for registered protection for all intellectual property owned by it that is capable of protection and for which a reasonably prudent business should seek protection (the “Registered IP”).

11.3.	All of the intellectual property used by the Company Group in the course of the business of the Company Group is either:

(i)	legally and beneficially owned by a member of the Company Group and free from any mortgage, lien, pledge, charge, security interest or other encumbrance; or

(ii)	licensed to a member of the Company Group under a valid and enforceable intellectual property license.

11.4.	The intellectual property owned by the Company Group is subsisting and enforceable and to the knowledge of the Company, all confidential information of the Company Group has been kept confidential, and nothing has been done or not been done as a result of which any of them has ceased or might cease to be subsisting or enforceable or confidential.

11.5.	All fees payable in respect of any intellectual property owned by the Company Group have been paid within the relevant time period for payment and all other steps required for the maintenance or protection of the Registered IP have been taken.

11.6	No Registered IP has been the subject of any inter partes court, tribunal, arbitration, intellectual property office, patent office, or trademark office or other proceedings nor do any facts or matters exist which could give rise to any such proceedings.

11.7	No member of the Company Group has received written notice or other communication asserting or threatening that the activities of the Company Group infringe, misappropriate or otherwise violate the intellectual property rights of any third party, and no member of the Company Group has given written notice to any third party alleging that such third party is infringing, misappropriating or otherwise violating any intellectual property owned by a member of the Company Group.

11.8	To the knowledge of the Company, the activities of the Company Group, including the conduct of its business as carried on in the preceding twelve months, do not infringe, misappropriate or otherwise violate, and have not infringed, misappropriated or otherwise violated, and will not result in any claim, threatened claim or allegation that they do infringe, misappropriate or otherwise violate, any intellectual property rights of any third party.

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11.9	To the knowledge of the Company, no officer, employee, agent, consultant, contractor, advisor or representative of any member of the Company Group has made any claim in relation to any intellectual property owned by a member of the Company Group including but not limited to claims for payment in respect of patentable inventions made by such officer, employee, agent, consultant, contractor, advisor or representative.

11.10	All certificates, files or other documents relating to the ownership or prosecution of the Registered IP are in the possession of a member of the Company Group and/or the Company Group’s agents.

11.11	Each element of Information Technology is legally and beneficially owned by a member of the Company Group or validly licensed to a member of the Company Group pursuant to a written agreement, in each case free from mortgage, lien, pledge, charge, security interest or other encumbrances. As used herein, “Information Technology” means computer systems, communications systems (other than public communications networks), Software, hardware, devices and websites which are owned or used by the Company Group; and “Software” means source code, object code, computer programs, application programs, algorithms, processes, flow charts, formulae, electronic files, libraries, scripts, toolkits, data structures, and programming instructions.

12.	Material Contracts

12.1.	All contracts, agreements, license agreements, and other commitments to which a member of the Company Group is a party or by which its assets are bound, subject or affected (a “Contract”) and which are material to the operations of the Company Group taken as a whole are valid and enforceable by such member in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

12.2.	There are no Contract which prohibits, prevents, restricts or impairs in any material respect any business practice of the Company Group as its business as is currently conducted, any acquisition of material property by the Company Group, or restricts in any material respect the ability of the Company Group from engaging in business as currently conducted by it or from competing with any other person.

12.3.	There are no outstanding obligations related to:

(i)	any material contract under which a member of the Company Group is obligated or has agreed to: (A) acquire any business or form a partnership with another person; (B) incur any material capital expenditure; or (C) disposed of or realize any material asset or any interest therein;

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(ii)	any other agreement or arrangement to which a member of the Company Group is a party that has, or is likely to have a Material Adverse Effect on the business, operations, assets, financial or trading position or prospects of such member or the Company Group; or

(iii)	any liability, obligation or commitment of material kind (other than those listed above) on a member of the Company Group (including a capital commitment) which: (A) has not been incurred in the ordinary course of business; or (B) is, or is likely to be, of major significance to the Company Group.

12.4.	No member of the Company Group is in breach of any Contract in any material respect to which such member is a party, and so far as the Company is aware, no other party to a Contract is in breach of a Contract in any material respect.

12.5.	There are no existing contracts or arrangements to which (A) any member of the Company Group; or (B) any client, customer, supplier, agent, or distributor of any member of the Company Group, is a party and in which:

(i)	in respect of (A) and (B), any of its directors and/or any person connected with any of them is interested; and

(ii)	in respect of (A) only, its shareholders and/or any person connected with any of them is a party.

12.6.	Any agreements between the Company, on the one hand, and:

(i)	another member of the Company Group,

(ii)	a shareholder of another member of the Company Group, or

(iii)	a director of any other member or shareholder of the Company Group,

on the other, are on arm’s length and do not contain any onerous or unusual provisions.

13.	Indebtedness

13.1.	Except as set forth in the Disclosed Documents, no member of the Company Group (i) has any outstanding Indebtedness (as defined below), (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults could not result, individually or in the aggregate, in a Material Adverse Effect, or (iii) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the officers of the Company, has or is expected to have a Material Adverse Effect.

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13.2.	For purposes of this Agreement: (x) “Indebtedness” of any person means, without duplication (A) all indebtedness for borrowed money; (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business); (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments; (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease; and (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any person, even though the person which owns such assets or property has not assumed or become liable for the payment of such indebtedness.

13.3.	Each member of the Company Group is not insolvent or is unable to pay its debts.

14.	Employees and Pensions

14.1.	Each member of the Company Group has:

(A)	in relation to each of its Employees (as defined below) and former Employees, complied with is obligations under all applicable laws; and

(B)	discharged fully its obligations to enroll Employees in the medical insurance plan offered by such member.

14.2.	Each member of the Company Group has at all relevant times complied with its obligations under applicable law to enroll any Employee or officer (or former Employee or officer) in a pension scheme, including in the Mandatory Provident Fund Scheme pursuant to the Mandatory Provident Fund Schemes Ordinance (Cap. 485 of the Laws of Hong Kong).

14.3.	Each member of the Company Group has duly complied with its obligations under any pension scheme, and all amounts due to be paid under such scheme have been paid in full when due.

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14.4.	All key Employees of the Company Group have entered into a standard confidentiality agreement with the Company Group and to the knowledge of the Company, none of these Employees are in breach of such agreements.

14.5.	As used herein, “Employees” means any individual who has entered into or works under a contract of employment or any other contract whereby the individual undertakes to do or perform personally any work or services (save where such services are performed for a client or customer of a profession or business undertaking carried on by the individual).

15.	Litigation; Compliance with Laws and Regulations

15.1.	Litigation

Save in respect of debt collection in the ordinary course:

(i)	no member of the Company Group is engaged in any litigation, arbitration, prosecution or other legal proceedings; and

(ii)	there are no claims or actions (whether criminal or civil) in progress, pending or threatened against any member of the Company Group, any of its assets, or any of its directors,

in each case which would have a Material Adverse Effect on the Company Group’s business as currently conducted and proposed to be conducted.

15.2.	Investigations

So far as the Company is aware, no member of the Company Group is or has been subject to any investigation, enquiry or disciplinary proceeding by any governmental authority in any jurisdiction which would have a Material Adverse Effect on the Company Group’s business as currently conducted and proposed to be conducted.

15.3.	Compliance with Laws

(i)	Each member of the Company Group has prior to the date of this Agreement in all material respects conducted its business in compliance with all applicable laws.

(ii)	All returns, particulars, resolutions, and documents required by any applicable legislations and regulations to be filed with the relevant government departments and authorities in connection with each member of the Company Group have been duly filed and are correct in all material respects.

(iii)	Without limiting the generality of paragraph 15.3(ii), the Company has filed all necessary returns, particulars and other documents with the Registrar of Companies and the Cayman Islands Monetary Authority and held all annual general meetings and presented accounts and recorded in duly signed minutes all resolutions and proceedings which ought to be so recorded and presented and has not committed any material breach of the requirements appropriate to a exempted company as the same are laid down in the Companies Act.

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16.	Regulatory Licenses

16.1.	Each member of the Company Group possesses all licenses, certificates, approvals, authorizations and permits issued by the appropriate local and foreign regulatory authorities necessary to conduct its businesses as it is currently engaged in and in the manner in which such business is now carried on (the “Licenses”), either by itself or through a business partner, contractor or service provider of such member (each an “Intermediary”, and which will then carry out the activities being regulated in the relevant jurisdiction, either as a part or the whole of the business that such member is currently engaged in, under a separate agreement).

16.2.	All such Licenses are valid and subsisting, and the Company is not aware of any reason why any of such Licenses should be suspended, cancelled, or revoked, or should not be renewed or reissued upon or prior to their expiry.

16.3.	Each agreement with an Intermediary is lawful, valid and enforceable at all material times under the applicable law, and the performance of each such agreement by the parties thereto does not and will not violate any applicable law.

17.	Insurance

17.1.	The Company Group has obtained all insurances required by law (if any) to be effected by it.

17.2.	Notwithstanding paragraph 17.1 above, the Company Group does not currently maintain any insurance. Full details of all business risks of the Company Group that would ordinarily be covered by insurance have been fully and fairly Disclosed to the Purchaser. To the best knowledge of the Company and Sellers, the lack of insurance has not resulted and will not result in any breach of contractual, regulatory, or statutory obligations on the Company. No claim under any policy of insurance taken out in connection with the business or assets of the Company Group is outstanding and, so far as the Company is aware, there are no circumstances likely to give rise to such a claim.

18.	Environmental Regulations

18.1.	To the knowledge of the Company, each member of the Company Group: (i) is and has been in material compliance with all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances, or wastes, pollutants or contaminants; (ii) has received all material permits, licences or other approvals under applicable environmental laws to conduct their respective businesses (if any); and (iii) is and has been in compliance with all material terms and conditions of any such permit, licence or approval, except where such non-compliance with environmental laws, failure to receive required permits, licences or other approvals or failure to comply with the terms and conditions of such permits, licences or approvals would not, singly or in the aggregate, have a Material Adverse Effect on the Company Group.

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18.2.	There has been no disposal, spillage, or leak of waste or hazardous or toxic substances or material on, or emission or discharge of waste or hazardous substances from any property now or previously owned, occupied or used by a member of the Company Group.

18.3.	There is no material liability on the part of a member of the Company Group to remediate, repair, reinstate, or clean up any property currently or previously owned, occupied, or used by such member.

18.4.	No circumstances exist whereby a member of the Company Group would be likely to be required to institute an environmental audit or take such other steps that may be likely to result in any actual or contingent material liability to remediate, repair, reinstate or clean up any property currently or previously owned, occupied, or used by such member.

18.5.	The Company has Disclosed the results of all environmental audits known to the Company relating to any property currently or previously owned, occupied, or used by the Company Group.

19.	Anti-Bribery and Corruption

19.1.	No member of the Company Group nor any officer, Employee or representative of any member of the Group has, either in private business dealings or in dealings with the public or government sector, directly or indirectly given, made, offered or received or agreed (either themselves or in agreement with others) to give, make, offer or receive any payment, gift or other advantage which (A) would violate any applicable laws; (B) was intended to, or did, influence any person to act or reward any person for acting in breach of an expectation of good faith, impartiality or trust, or which it would otherwise be improper for the recipient to accept; (C) was made to or for a public official with the intention of influencing them and obtaining or retaining an advantage in the conduct of business; or (D) which a reasonable person would otherwise consider to be unethical, illegal or improper, (a “Corrupt Act”).

19.2.	No member of the Company Group nor any officer, Employee or representative of any member of the Company Group has (in relation to the affairs of the relevant member of the Company Group or the affairs of the customers or suppliers or contacts of the relevant member of the Company Group), whether acting as principal or agent, received, agreed or attempted to receive the benefits of or profits from a crime or any Corrupt Act or agreed to assist any person to retain the benefits of or profits from a crime or any Corrupt Act.

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19.3.	No member of the Company Group has been investigated (or is being investigated or is subject to a pending or threatened investigation) or is involved in an investigation (as a witness or suspect) in relation to any of the matters in paragraphs 19.1 or 19.2 above by any law enforcement, regulatory or other governmental agency or any customer or supplier, or has admitted to, or been found by a court in any jurisdiction to have engaged in, any Corrupt Act, or been debarred from bidding for any contract or business.

20.	Data Privacy

20.1.	Each member of the Company has complied, in all material respects, with all applicable laws and regulations binding on such member that govern the collection, use, processing, possession, disclosure, handling, and protection of Personal Data (“Data Protection Laws”). For the purpose of this Agreement, “Personal Data” refers to any information related to any identified or identifiable natural person and any other additional data deemed as personal data under the applicable personal data protection laws, including “personal data” as interpreted according to the Personal Data (Privacy) Ordinance (Cap. 486 of the laws of Hong Kong).

20.2.	The Company Group has established and maintains a system of internal controls that are reasonably designed to ensure compliance in all material respects by the Company Group with all applicable Data Protection Laws.

20.3.	No member of the Company Group has suffered any personal data breach as to which Data Protection Laws would require such member to notify individuals whose information was compromised in such breach.

20.4.	No member of the Company Group has received any notice from any governmental authority: (i) alleging material non-compliance with any Data Protection Laws; or (ii) notifying the Company of any material regulatory investigation by a governmental authority regarding non-compliance with any Data Protection Laws by the Company Group’s business.

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SCHEDULE VII

Purchaser Warranties

1.	Organisation; Authorisation

1.1.	The Purchaser is a company legally incorporated, organized, or formed validly existing and in good standing under the laws of its place of incorporation, with full right, corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

1.2.	The execution, delivery and performance by the Purchaser of this Agreement and the carrying out and the completion of the transactions contemplated by this Agreement have been duly authorised by all necessary corporate or similar action on the part of the Purchaser.

1.3.	The Purchaser’s representative whose signature is affixed to this Agreement has full capacity and authority to bind the Purchaser to the terms hereof.

1.4.	This Agreement has been duly executed by the Purchaser and represents a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

2.	No Conflicts

2.1.	The execution, delivery and performance by the Purchaser of this Agreement and the carrying out and completion of the transactions contemplated hereby do not and will not constitute or result in a violation or breach of or default under:

(A)	any term or provision of the memorandum, articles of association or other constitutional documents of the Purchaser;

(B)	the terms of any agreement or other obligation or restriction to which the Purchaser is a party or by which the Purchaser or its asset is bound; or

(C)	any term or provision of any licenses or any order of any court, governmental authority or regulatory body or any law or regulation of any jurisdiction to which the Purchaser is subject to or by which any asset of the Purchaser is bound or affected.

3.	Contractual and Regulatory Approvals

The Purchaser is under no obligation, contractual or otherwise, to request or obtain the consent of any person (save for the board of directors of the Purchaser), and no permits, licenses, certifications, authorisations or approvals of, or notifications to, any government or governmental agency, board, commission or authority are required to be obtained by the Purchaser in connection with the execution, delivery or performance by the Purchaser of this Agreement or the carrying out or completion of any of the transactions contemplated herein, other than (A) the filing of any required reports with the U.S. Securities and Exchange Commission (the “SEC”); (B) if required, filings with any applicable national securities exchange for the issuance of the Solowin Shares; (C) those have been made or obtained prior to the date of this Agreement; and (D) such other consents and approvals, the failure of which to obtain would not reasonably be expected to be material to the Purchaser or prevent or materially delay consummation of the transactions contemplated hereby.

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4.	Capitalization

The authorized share capital of the Purchaser and the number of shares of its outstanding share capital are as disclosed in the Purchaser’s most recent Annual Report on Form 20-F filed with the SEC prior to the date hereof.

5.	Issuance of the Solowin Shares

The Solowin Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens other than restrictions provided for in this Agreement.

6.	SEC Reports; Financial Statements

To the best knowledge of the Purchaser, the Purchaser has filed all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the twelve (12) months preceding the date hereof (or such shorter period as the Purchaser was required by law to file such reports) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading. The financial statements of the Purchaser included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Purchaser as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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7.	Absence of Certain Changes

Since the date of Purchaser’s most recent audited financial statements included in the Purchaser’s SEC Reports, (i) Purchaser has conducted its business in the ordinary course consistent with past practice, and (ii) there has not occurred any event, circumstance, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Purchaser.

8.	Litigation

As of the date of this Agreement, the Purchaser is not subject to any order of or agreement with any governmental authority, which would reasonably be expected to prevent or materially interfere with or delay the consummation of the transactions contemplated by this Agreement or would reasonably be expected to have a Material Adverse Effect. As of the date of this Agreement, no proceeding is pending or, to the knowledge of Purchaser, threatened in writing against Purchaser or any of its subsidiaries which would reasonably be expected to have a Material Adverse Effect.

9.	No Vote Required

No vote or consent of the holders of any class or series of Purchaser’s share capital is required to approve this Agreement or the transactions contemplated hereby under applicable law, the rules of the national securities exchange, or Purchaser’s memorandum and articles of association.

10.	Exemptions from Securities Registration

Purchaser acknowledges that the offer and sale of Solowin Shares to the Sellers are being made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, Rule 506(b) of Regulation D or Regulation S as promulgated by the SEC. Solowin Shares may not be transferred or sold except in compliance with an exemption from registration under the Securities Act, or pursuant to an effective registration statement for Solowin Shares under the Securities Act.

11.	Finders; Brokers

Purchaser has not employed any finder or broker in connection with the transactions contemplated by this Agreement who would have a valid claim for a fee or commission in connection with the negotiation, execution or delivery of this Agreement or the consummation of such transactions.

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12.	Disclosure

The Purchaser confirms that neither it nor any person acting on its behalf has provided any Seller or its respective agents or counsel with any information that the Purchaser believes constitutes material, non-public information concerning the Purchaser, its subsidiaries, or their respective businesses, except insofar as the existence and terms of the proposed transactions contemplated hereunder may constitute such information.

13.	Independent Investigation

Purchaser has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of Company Group, which investigation, review and analysis were performed by Purchaser and its representatives. Except for the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement, Purchaser acknowledges and agrees that none of Company Group and no other person makes, nor is Purchaser relying on, any other express, implied or statutory representation or warranty with respect to or on behalf of, Company Group or its respective businesses or with respect to any other information provided or made available to Purchaser or Purchaser representatives in connection with the transactions contemplated by this Agreement, including the accuracy or completeness thereof. Purchaser acknowledges that there are assumptions inherent in making any projections, estimates and budgets, Purchaser is familiar with such uncertainties and that Purchaser is responsible for making its own evaluation of Company Group and shall have no claim against Company Group with respect thereto.

14.	No General Solicitation

Neither the Purchaser nor any person acting on behalf of the Purchaser has offered or sold any of the Solowin Shares by any form of general solicitation or general advertising.

15.	No Disqualification Events, etc.

With respect to Solowin Shares to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act, none of the Purchaser, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Purchaser participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Purchaser’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Purchaser in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Purchaser has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Purchaser has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Sellers a copy of any disclosures provided thereunder, if any.

share purchase agreement

SCHEDULE VIII

Regulation S Seller Representation Letter

To:	The Board of Directors of
SOLOWIN HOLDINGS

Gentlemen:

The undersigned is being issued certain shares (the “Solowin Shares”) of SOLOWIN HOLDINGS, an exempted company incorporated under the laws of the Cayman Islands (the “Purchaser”) in connection with the undersigned’s entry into a share purchase agreement between parties listed in schedule I thereto, the Purchaser and AlloyX Limited (the “Agreement”). In consideration of such Solowin Shares and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and in addition to the representations being made by the undersigned in the aforementioned Agreement, the undersigned hereby represents, warrants and acknowledges to the Purchaser as follows:

1.	The undersigned is not a “U.S. Person,” as such term is defined in Regulation S (“Regulation S”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

2.	No offer or sale of the Solowin Shares under the Agreement or otherwise was made to the undersigned in the United States.

3.	The undersigned is not acquiring the Solowin Shares under the Agreement for the account or on behalf of any U.S. Person.

4.	The undersigned has not made any prearrangement to transfer the Solowin Shares to a U.S. Person or to return the Solowin Shares to the United States securities markets (which includes short sales in the United States within the applicable “distribution compliance period,” as defined in Regulation S (hereinafter referred to as the “restricted period”) to be covered by delivery of the Purchaser’s Solowin Shares) and is not acquiring the Solowin Shares as part of any plan or scheme to evade the registration requirements of the Securities Act.

5.	All offers and sales of the Solowin Shares by the undersigned in the United States or to U.S. Persons or otherwise whether prior to the expiration or after the expiration of the applicable restricted period shall be made only pursuant to a registration of the Solowin Shares under the Securities Act or an exemption from registration, and in compliance with Regulation S.

6.	The undersigned is not a “distributor,” as defined in Regulation S. However, if the undersigned should be deemed to be a distributor prior to reselling the Solowin Shares to a non-U.S. Person during the restricted period, the undersigned will send a notice to each new purchaser of Solowin Shares that such new purchaser is subject to the restrictions of Regulation S during the restricted period.

7.	The undersigned is not an “underwriter” or “dealer” (as such terms are defined in the Securities Act), and the purchase of the Solowin Shares by the undersigned is not a transaction (or part of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

8.	The undersigned does not have a short position in any securities of the Purchaser and will not have a short position in such securities at any time prior to the expiration of the restricted period.

9.	If at any time after the expiration of the restricted period, the undersigned wishes to transfer or attempts to transfer the Solowin Shares to a U.S. Person, the undersigned agrees to notify the Purchaser if at such time it is an “affiliate” of the Purchaser or is then acting as an “underwriter,” “dealer,” or “distributor” as to such securities (as such terms are defined in the Securities Act or the regulations promulgated thereunder, including but not limited to, Regulation S), or if such transfer is being made as part of a plan or scheme to evade the registration provisions of the Securities Act.

10.	The undersigned acknowledges that the undersigned may only be able to resell the Solowin Shares pursuant to the provisions of Regulation S and otherwise pursuant to the Securities Act, and that it may not be possible for the undersigned to liquidate its investment in the Solowin Shares. The undersigned is prepared, therefore, to hold its, his or her Solowin Shares in the Purchaser indefinitely.

share purchase agreement

The undersigned hereby represents that all the representations and warranties provided herein are true, correct and complete as of the date hereof and the Completion Date as defined in the Agreement. The undersigned understands that the information included in this letter will be relied on by the Purchaser in connection with the issuance of the Solowin Shares to the undersigned. The undersigned agrees to notify the Purchaser immediately of any change in the letter.

For Individuals:

Print Name Above

Sign Name Above

For Entities:

Print Name of Entity Above

By:
Name:
Title:

SCHEDULE IX

INVESTOR QUESTIONNAIRE

Non-U.S. Persons:

(A)	____	I hereby represent and warrant that I AM NOT a U.S. domestic Person.

U.S. Persons:

(B)	____	I hereby represent and warrant that I AM a U.S. domestic Person. (Please also indicate below which category of Accredited Investor is applicable)

[To be completed below ONLY IF you ARE a U.S. Person]

Accredited Investor Questionnaire

The purpose of this Questionnaire is to determine whether you are an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), in connection with your purchase of securities (“Investment”) from SOLOWING HOLDINGS (the “Issuer”).

Your answers to the questions contained herein must be true and correct in all respects, and a false representation by you may constitute a violation of law. All information supplied will be treated in strict confidence. This Questionnaire may be provided to such parties as deemed appropriate by the Issuer to establish the availability of an exemption from registration under the Act and under state securities laws.

A.	GENERAL INFORMATION

PLEASE ANSWER EACH QUESTION. (Please print or type.) If the answer to any question is “None” or “Not Applicable,” please so state.

1.	Name:

2.	Address:
Number and street (no p.o. boxes)

City, state and zip code

3.	Telephone:

4.	Email address:

5.	Send mail to (if different from above):

6.	Social Security Number or EIN:

7.	Date of Birth:

8.	Account Registration Type (check one):
	☐ Individual Account ☐ Joint Account ☐ Individual Retirement Account ☐ Corporation/Partnership/Other ☐ Trust	If entity, ensure full name of entity is properly given above in item 1.

B.	ACCREDITED INVESTOR QUALIFICATION

The undersigned understands that the representations contained below are made for the purpose of qualifying him or her as an “accredited investor” as that term is defined in Regulation D of the General Rules and Regulations promulgated under the Act and for the purpose of inducing a sale of the securities to him or her. The undersigned hereby represents that the statement or statements initialed below are true and correct in all respects. The undersigned understands that a false representation may constitute a violation of law, and that any person who suffers damage as a result of a false representation may have a claim against the undersigned for damages.

1.	QUESTIONNAIRE FOR INDIVIDUALS

☐	The undersigned certifies that he or she is an “accredited investor” by virtue of being at least one of the following (CHECK ALL THAT ARE APPLICABLE):

____(1)	I had individual income in excess of $200,000 in each of the two most recent years or joint income with my or spousal equivalent in excess of $300,000 in each of those years and have a reasonable expectation of reaching the same income level in the current year.

____(2)	My individual net worth, or joint net worth with my spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating net worth under this paragraph my primary residence is not included as an asset; indebtedness that is secured by my primary residence, up to the estimated fair market value of the primary residence at the time of the purchase of securities, is not included as a liability (except that if the amount of such indebtedness outstanding at the time of purchase of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess is included as a liability); and indebtedness that is secured by my primary residence in excess of the estimated fair market value of the primary residence at the time of the purchase of securities is included as a liability.

____(3)	I am a director or executive officer of the Issuer.

____(4)	I hold one of the following licenses in good standing: General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65).

☐	The undersigned is not an “accredited investor”.

2.	QUESTIONNAIRE FOR CORPORATIONS, PARTNERSHIPS AND OTHER ENTITIES

☐	The undersigned certifies that it is an “accredited investor” by virtue of being at least one of the following (CHECK ALL THAT ARE APPLICABLE):

_____(1)	The undersigned hereby certifies that all of the beneficial equity owners of the undersigned qualify as accredited individual investors under items 1 or 2 above.

_____(2)	The undersigned has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the securities offered and is one or more of the following (check one or more, as appropriate):

____(a)	an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended;

____(b)	corporation;

____(c)	a Massachusetts or similar business trust;

____(d)	partnership; or

____(e)	limited liability company.

_____(3)	The undersigned is a trust with total assets exceeding $5,000,000, which was not formed for the specific purpose of acquiring the securities offered and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment in the securities offered.

_____(4)	The undersigned is a bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity.

_____(5)	The undersigned is a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934.

_____(6)	The undersigned is an investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state.

_____(7)	The undersigned is an investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act of 1940.

_____(8)	The undersigned is an insurance company as defined in section 2(a)(13) of the Act.

_____(9)	The undersigned is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act.

_____(10)	The undersigned is a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958.

_____(11)	The undersigned is a Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act.

_____(12)	The undersigned is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

_____(13)	The undersigned is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 and (check one or more, as applicable):

____(a)	the investment decision is made by a plan fiduciary, as defined therein, in Section 3(21), which is either a bank, savings and loan association, insurance company, or registered investment adviser;

____(b)	the employee benefit plan has total assets in excess of $5,000,000; or

____(c)	the plan is a self-directed plan with investment decisions made solely by persons who are “accredited investors” as defined therein.

_____(14)	The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

_____(15)	The undersigned is an entity, of a type not listed in paragraphs (1) to (14), not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000.

_____(16)	The undersigned is a “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1): (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

_____(17)	The undersigned is a “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements in paragraph (16) above and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (16)(iii) above.

☐	The entity is not an “accredited investor.”

C.	REPRESENTATIONS AND SIGNATURE

The undersigned hereby represents that all the information supplied herein is true, correct and complete as of the date hereof. The undersigned understands that the answers to the questions submitted will be relied on by the Issuer in connection with the Investment. The undersigned agrees to notify the Issuer immediately of any change in the foregoing answers.

Print Name

Signature

Name of Signatory (if an entity)

Title of Signatory (if an entity)